UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

BENTLEY SYSTEMS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive
Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective January 13, 2025, James Lee was appointed the Chief Operating Officer of Bentley Systems, Incorporated (the “Company”).

Mr. Lee, 45, joined Google in 2020 and has served as the general manager of the startups and AI business at Google Cloud, an infrastructure and platform services business, since 2023. Prior to joining Google, Mr. Lee worked at SAP, an enterprise software solutions company, from 2008 to 2020, most recently serving as Chief Operating Officer for SAP Ariba and Fieldglass. Mr. Lee earned a Master of Business Administration from Harvard Business School, a Bachelor of Commerce from the University of British Columbia and a Diploma in Piano Performance from the Royal Conservatory of Music.

As part of Mr. Lee’s hiring, the Company and Mr. Lee entered into an at-will employment agreement (the “Employment Agreement”) that provides as follows:

Cash Compensation

Mr. Lee will receive a base salary of $400,000 (prorated for 2025) and will have an initial annual cash incentive compensation (“OTI”) target of $400,000 (prorated for Mr. Lee’s start date with the Company). The OTI payments will be paid to Mr. Lee in the Company’s sole discretion, based on a combination of Mr. Lee’s individual performance and the attainment of business unit goals.

Equity Compensation

Mr. Lee will receive a one-time grant of time-based restricted stock units (“RSUs”) with respect to the Company’s Class B Common Stock having an aggregate value of $7.5 million. The RSUs will be granted pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) and will vest as follows: 14% four months after Mr. Lee’s start date; 14% on December 15, 2025; and 18% on each subsequent December 15 through 2029.

As part of the Company’s annual equity awards to executives in 2025, Mr. Lee will also receive Plan-based grants of RSUs consisting of: (i) time-based RSUs having an aggregate value of $488,889, vesting in four substantially equal annual installments; and (ii) performance-based RSUs having an aggregate value of $488,889, which shall vest in accordance with the performance criteria communicated to Mr. Lee at the time of grant.

All RSUs noted above will be subject to the Company’s “change in control” vesting policy as described in the Company’s 2024 Definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2024.

Other Benefits

Following Mr. Lee’s start date, it is expected that he will become: (i) a participant in the Company’s Career Stock Program at a participation percentage equal to one-half of the participation percentage applicable to the Company’s Chief Executive Officer; and (ii) a “Covered Executive” under the Company’s Severance Policy for Key Executives (the “Severance Policy”). Each of the Career Stock Program and the Severance Policy is described in the Company’s Form 8-K/A filed with the Securities and Exchange Commission on June 28, 2024.

Compensation Upon Termination

The Company may terminate Mr. Lee’s employment at any time with or without Cause (as defined in the Severance Policy). In addition, Mr. Lee may terminate his employment with the Company at any time, including for Good Reason (as defined in the Severance Policy). To the extent the Company terminates Mr. Lee’s employment without Cause or Mr. Lee terminates his employment for Good Reason, Mr. Lee shall be entitled to receive the compensation provided for in the Severance Policy, namely: (x) payments for the 12 months following his termination of an amount equal to the average of the base salary and cash incentive compensation actually paid to Mr. Lee in the two prior full calendar years; (y) payment of premiums by the Company for 12 months of continuing coverage for Mr. Lee and his family of medical benefits; and (z) payment for accrued vacation and other perquisites through the date of termination.

There are no other arrangements or understandings between Mr. Lee and any other persons pursuant to which Mr. Lee will be appointed as the Company’s Chief Operating Officer. Mr. Lee does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Lee does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Transition of Chief Product Officer

In connection with the Company’s elimination of the position of Chief Product Officer, on January 7, 2025, the Company and Michael M. Campbell entered into a Mutual Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Campbell will leave the Company on January 21, 2025.

Under the terms of the Separation Agreement, in return for a general release of claims against the Company and its affiliates, Mr. Campbell will receive a cash severance payment of $1.5 million (subject to applicable withholding) and will remain eligible to receive his cash OTI payment for the fourth quarter of 2024 and any shares of Class B Common Stock issuable in connection with the vesting, if any, of Mr. Campbell’s performance-based RSUs granted in 2024 (in each case, subject to applicable withholding). Mr. Campbell is also subject to customary post-employment confidentiality, non-disparagement and non-solicitation restrictive covenants.

Item 7.01 Regulation FD Disclosure.

On January 13, 2025, the Company issued a press release announcing the above executive changes. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated

Date: January 13, 2025	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Secretary